Exhibit 10.21

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INTERNALY HEATED LAB FURNACE FABRICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 24 day of July, 2020 by and between Industrial Surplus Ltd., located at [***], (hereinafter referred to as “ISL”), and Western Magnesium Corp., located at Suite 9, 580 Hornby Street, Vancouver, British Columbia, Canada, V6C 386, (hereinafter referred to as the “Company” or “WMG”).

Whereas:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. DEFINITIONS

a.	Definitions; When used in this Agreement (including the Recitals and any Schedules hereto) or any amendment hereto, the following terms shall, unless otherwise expressly provided or the context otherwise requires, have the following meanings, respectively:
b.	“Confidential Information” means all information, know-how and records (whether or not confidential and no matter in what form held) including (without prejudice to the generality of the foregoing) all formulae, designs, specifications, drawings, data, manuals and instructions and all technical or other information or expertise and all computer software and all correspondence, orders and enquiries whether tangible or intangible; and however stored, compiled or memorialized, physically, photographically, in writing or otherwise, and notwithstanding anything to the contrary, all Project Results will be deemed to be Confidential Information until it becomes part of the public domain, other than by breach of this Agreement, or without any third party breaching confidentiality obligations owed by the third party.
c.	“Enhancement” means any present or future corrections, modifications, additions, upgrades, variations, revisions, improvements, derivatives or enhancements.
d.	“Intellectual Property” means, in relation to the Project and Project Results any (existing or future) patents, trademarks and service marks, trade secrets, rights in designs, ideas, inventions and innovations, trade or business names, copyrights, topography rights, know-how, moral rights, rights in works of authorship, {whether or not any of these is registered and including applications for registration, renewals, extensions, continuations, divisions or reissues of any such thing) and rights under licenses and consents in relation to any such thing and all rights or forms of protection having equivalent or similar effect to any of these which may subsist anywhere in the world and including any such rights existing in any Confidential Information;
e.	“Project Results” means any or any portion of reports, studies, analysis, documents, user manuals, drawings, specifications, trade secrets, methods, algorithms, charts, know-how and all other tangible or electronic work created by a Party in the course of the Project; and know-how, ideas, processes, improvements, discoveries, designs, trade-marks, formulas, manufacturing techniques, trade secrets, artwork, graphics, software, software source documents, works of authorship or any other copyright or patentable works solely or jointly with others, creates, makes, conceives or reduces to practice in the course of performing its obligations under this Agreement, and shall include any Intellectual Property therein and all Enhancements of or to any of the foregoing.;
f.	“Clauses, Headings, etc.” Sections and Clauses are to Sections and Clauses of this Agreement. Where the context requires references to the singular include the plural and vice versa.

2 PRINCIPLES

a.	This agreement does not constitute or imply a partnership and accordingly no Party will have authority to act for or assume any obligations on behalf of the other Parties or the right or ability to bind the other Party except as specifically conferred pursuant to and in accordance with the terms of this Agreement and nothing contained herein will be construed as creating an agency between the Parties.
b.	The Project Results and Intellectual Property generated from the Project or created as a result of consultation: not for resale to third parties and solely the ownership of WMG.

3 SERVICE

ISL as an independent contractor will provide its services to construct a prototype internally heated testing lab furnace as per the furnace designs, drawings and consultations provided from WMG for the eventual testing 1 a magnesium production process, and ISL does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth within this agreement.

a.	It is further understood by WMG that ISL may engage sub-contractors during the term of this agreement, to assist in the performance of its duties and obligations, as described in Section 3 herein.

4 TERM

ISL will endeavor to complete the furnace build by December 31, 2020 and will apply their experience and knowledge in performance of their task(s) as professionals in good faith.

5 DUTIES AND OBLIGATIONS OF ISL

a.	ISL will review and analyze the furnace designs provided by the Company and fabricate the lab furnace.
b.	ISL may engage sub-contractors with the understanding those sub-contractors will be compensated by ISL from the initial stock compensation received from WMG unless previously discussed and approved by WMG in order to achieve the desired outcome.
c.	ISL also agrees that any consultant or subcontractors will be subject to the same non- disclosure obligations as ISL.
d.	WMG will provide as needed, additional technical expertise to assist ISL during the fabrication.
e.	Owing to the presence of unknown variables, no warranty, guarantees implied or otherwise are provided for this work by ISL and the use of the equipment provided is at the risk of the user.

6 COMPENSATION

For the services listed herein, ISL will be paid up to CAD$200,000 in cash or the issuance of common shares of WMG currently listed on the TSX Venture Exchange (TSX-V.WMG) as compensation for the services rendered by ISL under this agreement. The number of shares to be issued will depend on market closing price as at the date of issuance. The number of Shares issued will not be issued below $0.05 CDN and is subject to a twelve (12) month plus one day hold period from the date of issuance.

Any extraordinary additional expenses will be considered only upon prior consultation and written notice to and approved by WMG. Share issuances are subject to a hold period of 4 months plus one day from the date of issuance. Payments will be made against invoices submitted.

7 COMPANY’S DUTIES AND OBLIGATIONS

Company shall have the following duties and obligations under this Agreement:

a.	Cooperate fully and timely with ISL so as to enable ISL to perform its obligations under this Agreement.
b.	The Company will act diligently and promptly confirm designs submitted to ISL and inform ISL of any design changes prior to the procurement of materials needed for the changes.
c.	Promptly give written notice to ISL of any change in the Company’s financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.
d.	The Company will be responsible for all pre-approved additional extraordinary expenses incurred by ISL under the provisions of this Agreement.

8 LIABILITY

a.	Exclusion. THE PARTIES ACKNOWLEDGE AND AGREE THAT EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, OWNERSHIP AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THIS AGREEMENT, THE PROJECT RESULTS, THE EXPLOITABLE TECHNOLOGY AND THE WORK RELATING TO ITS OBLIGATIONS UNDER THIS AGREEMENT.
b.	Exclusion of Indirect Damages. Notwithstanding anything in this Agreement, neither Party, its affiliates, nor their directors, officers, employees, agents or independent contractors (excluding the other party) will be liable to the other Party for any indirect, special, incidental, punitive or consequential loss or damages, even if such party has been informed of the possibility thereof.
c.	Indemnity. Each Party will indemnify, defend and hold the other Party harmless from and against any and all losses, damages, claims, penalties, fees, fines, proceedings, liabilities, obligations, actions, causes of action, suits, debts, dues, accounts, demands, expenses or costs (including reasonable legal costs) (each a “Claim”) that the other Party, its affiliates or any of their directors, officers, employees, agents or independent contractors (excluding the respective other Party) may have, suffer or incur, including any third-party Claim, that arises from, is connected with or relates to any act or omission of the respective Party, including without limitation, breach of this Agreement, willful misconduct or negligence (“Indemnification”), however no Indemnification can be claimed in any event of a slight degree of negligence.

d.	No Personal Liability. Under no circumstance shall the shareholders, directors, officers or employees of a Party, or any other person or persons who may be the shareholders, directors, officers or employees of a Party from time to time, have any personal liability arising from or in connection with any provision of this Agreement.

9 CONFIDENTIALITY

a.	Disclosure to Other Party. In the course of undertaking the Project and thereafter, on the terms and conditions hereof, each of the Parties will disclose Confidential Information to the other, in consideration ISL and its employees or sub-contractors hired by ISL agrees to the following;

i.	not to disclose any Confidential Information other than as permitted under this Agreement;
ii.	to use the Confidential Information only for the purpose of completing the Project (“the Permitted Purpose”);
iii.	not to disclose the Confidential Information to anyone other than to such of its officers and employees as are strictly necessary for the Permitted Purpose and to professional advisers or consultants engaged to advise in connection with the Permitted Purpose, unless otherwise permitted by this agreement; and
iv.	To procure that any person who is given access to any Confidential Information shall comply with the terms of this agreement as if it had given the obligations herein to the same extent as to both Parties.

b.	Non-Disclosure. ISL will not disclose any of the Confidential or Proprietary Information to any third party without the WMG’s prior written authorization.
c.	Exclusion. Clauses 9(a) and 9(b) above shall not apply in respect of any Confidential Information if:

i.	it is or becomes public knowledge other than as a result of the information being disclosed in breach of this agreement;
i.	the recipient can establish that it received the information from a source not connected with the party disclosing such Confidential Information and that the source is not under any obligation of confidence in respect of such information;
ii.	the recipient can establish that such information was known by it before the date of this agreement and that it was not under any obligation of confidence in respect of such information; or

d.	Duties upon Termination. ISL having received Confidential Information must, after the termination of this Agreement or promptly upon the written request of the WMG, return all information or confirm in writing that it has to the best of its knowledge destroyed or permanently erased all Confidential Information supplied to it and all copies thereof (including copies provided the third parties under the terms of this Clause) or the persons to whom the Confidential Information has been disclosed are, required to keep by law. The parties shall cooperate in identifying Confidential Information which is to be destroyed or permanently erased and where appropriate waiving the strict application of the obligation to destroy or erase confidential information which is trivial, or unlikely to pose a danger to WMG’s business interests by its continued existence.
e.	Permitted Disclosure. A Party may disclose Confidential Information to the extent required by:

i.	any order of any court of competent jurisdiction or any competent judicial, governmental or regulatory body;

ii.	the rules of any listing authority or stock exchange on which the shares of WMG are listed or traded; or

10 PERSONNEL

a.	Nondisclosure Agreements. Prior to performing any portion of the obligations under this Agreement, Lindon will have sub-contractors and any other person who will perform any of the works related thereto, sign a nondisclosure agreement, in form and substance to this agreement.

11 INTELLECTUAL PROPERTY RIGHTS

a.	Existing Intellectual Property. WMG will remain the owner of all Intellectual Property as is existing on the date hereof (“Existing IP”).
b.	New Intellectual Property (“New IP”). All right, title and interest in and to any New IP, including any Project Results and Exploitable Technologies relating thereto, and including inventions during the development of the project will be the property of WMG for their own use.

12 PROTECTION OF KNOWLEDGE

a.	Protection. Where any Intellectual Property relating to the Project and created under this Agreement is capable of industrial or commercial application, its creator shall provide for its adequate and effective protection, in conformity with relevant legal provisions, included in this Agreement.
b.	Infringements by third parties. In the event that Lindon finds any illegal exploitation of the Project Results by a third party, it shall inform the WMG without delay. WMG shall decide on appropriate action to stop the illegal use by the third party, including but not limited to initiation of court proceedings against such illegal user.
c.	Publicity. Lindon acknowledges that WMG is a publicly traded company and as such, has obligations to disclose information regarding the progress of the project and its results to the public and to regulators. WMG will be the only Party responsible for the disclosure of information as it sees necessary.

13 REPRESENTATIONS AND WARRANTIES

a.	Each Party represents and warrants to the respective other Party, and acknowledges and confirms that it is relying upon such other Party’s representations and warranties in entering into this Agreement, that:

i.	it will perform its obligations under this Agreement with due skill and care in accordance with the industry standards prevailing;
ii.	it has the requisite power, authority and approvals to enter into, execute and deliver this Agreement and to perform its obligations under this Agreement.

14 DURATION, TERMINATION

a.	Duration. It is mutually recognized that the duration of the Project may be subject to change and that unforeseen events may occur by either Party, the contemplated time period for the Project as defined in Clause 4, are only good faith guidelines subject to adjustment by mutual agreement to accommodate for unforeseen or extenuating circumstances as the scope of works proceeds. In the event of Termination for default, WMG will retain all IP, drawings, designs and reports developed.

b.	Termination for default. WMG may terminate this Agreement with immediate effect by 10 days written notice to ISL unless an Event of Default (as defined hereunder) has occurred.
c.	Event for Default on the part of a Party shall have occurred,

i.	if such Party enters into liquidation, whether compulsorily or voluntarily, other than for the purpose of amalgamation or reconstruction, or a petition in bankruptcy is filed by or against such Party in any competent court; or
ii.	if the other Party is adjudicated bankrupt or insolvent or if the other ceases to do business, or otherwise terminates its business operations.

Death or departure of a person responsible for the Project does not constitute an Event of Default, but the Parties acknowledge that if a key individual departs or dies, a suitable replacement or replacements with the same or nearly the same caliber and expertise should be recruited as soon as practicable, to ensure the smooth running of the Project.

15 MISCELLANEOUS

a.	Amendments to agreement. The terms herein stipulated may not be modified in any way without the consent of each Party in writing.
b.	Assignment. No right or obligation related to this Agreement shall be directly or indirectly assigned or transferred by ISL by operation of law or otherwise except as specifically provided for herein or with the prior written permission of the WMG.
c.	Workers Compensation. ISL will be responsible for its own coverage and will comply in all respect with all applicable workers’ compensation legislation.
d.	Notices. Notices under this Agreement shall be sent by registered mail or email with a return receipt request or delivered by hand, return receipt requested to the address of either Party as set out first herein unless changed by written notice.
e.	Independent Entities, No Partnership. The relationship of the Parties to this Agreement is that of independent entities and not as agents of each other or partners.
f.	Waivers. No waiver of any one provision of this Agreement will constitute a waiver of any other provision (whether similar or not}, nor will such waiver constitute a continuing waiver or subsequent waiver unless otherwise expressly provided.
g.	Counterparts. This Agreement may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf’), shall be equally effective as delivery of a manually executed counterpart hereof.

16 APPLICABLE LAW and DISPUTE RESOLUTION

a.	Legal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws in force in Canada, Province of British Columbia (“Applicable Law”).

17 ISL’S REPRESENTATIONS AND WARRANTIES

d.	ISL represents and warrants to the Company for the purpose of inducing the Company to enter into and consummate this Agreement as follows:

i.	ISL has the power and authority to execute, deliver and perform under this Agreement.

ii.	The execution and delivery by ISL of this Agreement have been duly and validly authorized by all requisite action by ISL. No license, consent or approval of any form is required for ISL’s execution and delivery of this Agreement.
iii.	ISL will not disseminate any documentation or statements concerning the Company unless approved by the Company,

Both Parties understand that this agreement is subject to approval by the TSX Venture Exchange.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS 24 DAY OF JULY, 2020.

Industrial Surplus Ltd.

By:	/s/ Don Stirling
Duly Authorized, Don Stirling President

WESTERN MAGNESIUM CORP.

By:	/s/ Edward Leee
Duly Authorized
Edward Lee,
Executive Chairman

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